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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





Callisto Pharmaceuticals, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 8, 2004, relating to the consolidated financial statements of Callisto Pharmaceuticals, Inc. appearing in the Company's Annual Report on Form 10-KSB for the years ended December 31, 2003, 2002 and 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP

New York, New York

October 8, 2004